UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2020

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Mohegan Sun Boulevard,
Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (“MGE”) is governed by a nine-member Management Board, whose members also comprise the Mohegan Tribal Council (the “Tribal Council”), the governing body of the Mohegan Tribe of Indians of Connecticut (the “Tribe”). Any change in the composition of the Tribal Council results in a corresponding change in MGE’s Management Board. The registered voters of the Tribe elect all members of the Tribal Council.

As noted in Item 9B (“Other Information”) in MGE’s most recent Annual Report on Form 10-K dated December 20, 2019, Mark F. Brown was the winner of a special election held on December 8, 2019 to fill a vacancy on the Tribal Council and was seated on December 18, 2019.

Following petitions by two Tribal members to the Tribe’s Council of Elders claiming, among other things, that corrections to the instruction letter to Mohegan voters did not comply with Tribal law, the Council of Elders issued an order on January 31, 2020 pursuant to which the special election of December 8, 2019 was determined to be defective and a new special general election was scheduled for March 15, 2020. By supplemental order dated February 4, 2020, Mr. Brown’s seat on the Tribal Council was deemed vacated as of January 31, 2020, and Mr. Brown is a candidate in the new special general election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: February 6, 2020	By:	/s/ Ralph James Gessner Jr.
Ralph James Gessner Jr.
Chairman, Management Board